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                                                               Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 of Wyndham International, Inc. of our report dated January 23, 1998, and our audit of the financial statements of Royal Palace Hotel Associates, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated June 2, 1998.

                                          /s/ PricewaterhouseCoopers LLP

Tampa, Florida

May 26, 1999